UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282

Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2006, in connection with the private placement of shares of common stock of Panda Ethanol, Inc. (the “Company”) described below under Section 3.02, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Panda Energy International, Inc. and the other purchasers signatory to the Securities Purchase Agreement (defined below). A description of the relationship between the Company and Panda Energy International, Inc. is discussed in Item 5.01 under the section entitled “Certain Relationships and Related Transactions” of the Company’s Current Report on Form 8-K dated November 13, 2006, which section is incorporated herein by reference for all purposes.

The Registration Rights Agreement covers the registration of a total of 1,066,667 shares of common stock of Panda Ethanol. The registration rights agreement requires us to register for resale all of these shares by the 75th calendar day following the effective time of the merger of Panda Ethanol, Inc. with and into Cirracor, Inc., which occurred on November 6, 2006. In the event that we fail to file a registration statement by this date, we will be required to pay to the stockholders that are parties to the agreement partial liquidated damages of 1% of the aggregate purchase price paid by such stockholder pursuant to the Securities Purchase Agreement for any registrable securities then held by such stockholder, with an additional 1% on each monthly anniversary of this date. Under the Registration Rights Agreement, 75% of the Panda Ethanol shares held by Panda Energy immediately following the effective time of the merger will be subject to a six-month lockup period from the effective date of the registration statement.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by the terms of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On December 1, 2006, the Company sold 1,066,667 shares of its common stock, par value $0.001 per share, at a price of $7.50 per share for total proceeds of $8 million. The shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The issuance did not involve a public offering and each of the purchasers represented to us that it is an accredited investor. The shares were sold pursuant to a Securities Purchase Agreement dated as of December 1, 2006 (the “Securities Purchase Agreement”).

Item 7.01 Regulation FD Disclosure

On December 1, 2006, the Company issued a press release in connection with the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of December 1, 2006, by and among Panda Ethanol, Inc., Panda Energy International, Inc. and the several purchasers signatory thereto.

99.1	Press Release dated December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANDA ETHANOL, INC.

By:	/s/ Todd W. Carter
Todd W. Carter
Chief Executive Officer

Date: December 1, 2006